SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 11, 2007

RUBIO’S RESTAURANTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-26125	33-0100303
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1902 Wright Place, Suite 300, Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:    (760) 929-8226

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Writtencommunications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 11, 2007, the Company’s Board of Directors appointed the Company’s current acting Chief Financial Officer, Frank Henigman, as Chief Financial Officer.

Mr. Henigman has been serving as the Company’s acting Chief Financial Officer since May 2007, and prior to his position as acting Chief Financial Officer, he served as the Company’s Controller since April 17, 2006. Mr. Henigman, age 44, has no family relationship with any director, executive officer or other person who appointed him as Chief Financial Officer.

Prior to joining the Company, Mr. Henigman served as Director of Accounting and Risk Control for Sumitomo Corporation of America/Pacific Summit Energy LLC located in Newport Beach, California from January 2005 to April 2006. Prior to Sumitomo, Mr. Henigman served as Director of Finance at Shell Trading Gas & Power Co. from 1998 to 2004. Mr. Henigman has a Masters of Business Administration, Finance, Magna Cum Laude, from University of Southern California and a Bachelors of Science, Business Administration, Marketing, Cum Laude, from California State University, Northridge. Mr. Henigman has earned the designation as a Certified Management Accountant (CMA), a globally recognized certification for managerial accounting and finance professionals.

The Company does not have a written employment agreement with Mr. Henigman. In connection with his appointment as Chief Executive Officer, the Compensation Committee of the Company’s Board of Directors set his base salary at $200,000 per year. Mr. Henigman will also be eligible to receive a cash bonus equal to up to 35% of his base salary. In addition, the Compensation Committee issued Mr. Henigman an option to purchase 9,000 shares of the Company’s common stock with an exercise price of $11.05 per share, the closing bid price of the Company’s common stock as reported on the Nasdaq Global Market on June 11, 2007. The option shares vest and become exercisable in three installments, with one-third of the option shares vesting on December 21, 2007, one-third of the option shares vesting on December 21, 2008 and the final one-third of the option shares vesting on December 21, 2009. Mr. Henigman will be eligible to participate in the Company’s restricted stock unit long-term incentive program beginning in fiscal year 2008 at the Chief Financial Officer level. Mr. Henigman will continue to be eligible for the Company’s severance program, which provides for up to six months of base salary if his employment is terminated involuntarily.

On June 11, 2007, the Company issued a press release announcing Mr. Henigman’s appointment as Chief Financial Officer, effective June 11, 2007. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press release dated June 11, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  June 12, 2007

RUBIO’S RESTAURANTS, INC.

By:	/s/ Daniel E. Pittard
Daniel E. Pittard.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated June 11, 2007.